Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in the joint information statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our reports dated December 14, 2006, relating to the consolidated financial statements and the effectiveness of Nuance Communications, Inc.’s internal control over financial reporting, which are contained in this Registration Statement.
We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/BDO Seidman, LLP
BDO Seidman, LLP
Boston, Massachusetts
May 30, 2007